Exhibit 10.1

Amendment No. 2 to Employment Agreement

WHEREAS Galaxy Gaming, Inc. (the “Company”) and Todd P. Cravens (“Employee”) are parties (the “Parties”) to an Employment Agreement dated July 27, 2017 (the “Employment Agreement”), and that certain Amendment No. 1 to Employment Agreement dated February 21, 2019 (the Employment Agreement and Amendment No.1 are hereinafter collectively referred to as the “Agreement”); and

WHEREAS the Company and Employee desire to modify certain terms of the Agreement;

NOW THEREFORE, the Parties agree as follows:

1.	Section 1(a) of the Agreement shall be modified to extend the end date of the term of employment of the Employee for two (2) years, from July 27, 2020 to a new end date of July 26, 2022.

2.
The Employee shall be granted 225,000 Nonqualified options to purchase shares of common stock of the Company that will vest as follows: 88,000 shares on July 26, 2021; 87,000 shares on July 26, 2022; and 50,000 shares July 26, 2023.  The options shall have a strike price equal to the closing price of the Company’s common stock on the date this Amendment No. 2 is approved by the Board of Directors of the Company.  The options shall be subject to the terms of the standard form Galaxy Gaming, Inc. Nonqualified Stock Option Agreement and the Galaxy Gaming, Inc. 2014 Equity Incentive Plan.

3.	Employee’s annual salary shall be increased to $275,000.00 per year. The increase shall be effective as of January 1, 2020.

This Amendment No. 2 shall become part of and subject to the terms of the Agreement which, except as modified hereby, remains unchanged and in full force and effect.  To the extent that the terms and conditions expressly set forth in this Amendment No. 2 conflict with the terms and conditions of the Agreement, the terms and conditions expressly set forth in this Amendment No. 2 shall prevail.  Unless otherwise defined in this Amendment No. 2, capitalized terms used herein shall have the same meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 with an effective date of  February 17, 2020.

GALAXY GAMING, INC.		Todd P. Cravens

By:	/s/ Harry Hagerty	By:	/s/ Todd P. Cravens
Name: Harry Hagerty, CFO